UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 15, 2005

(Date of earliest event reported)

TECH DATA CORPORATION

(Exact name of registrant as specified in its charter)

Florida	0-14625	59-1578329
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

5350 Tech Data Drive

Clearwater, Florida, 33760

(Address of principal executive offices)

727-539-7429

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a) Effective March 9, 2005, Tech Data Corporation entered into the FIRST OMNIBUS AMENDMENT (“Amendment”), to amend its Second Amended and Restated Participation Agreement dated as of July 31, 2003, Second Amended and Restated Lease Agreement, dated as of July 31, 2003, Lease Participation Agreement, dated as of July 31, 2003 and Second Amended and Restated Credit Agreement dated as of July 31, 2003 (“the Agreements”). Parties to the Amendment are TECH DATA CORPORATION (“Tech Data”), TECH DATA PRODUCT MANAGEMENT, INC., and TD FACILITIES, LTD. (individually, together with Tech Data Product Management, each, an “Alternate Lessee” and collectively the “Alternate Lessees”), TECH DATA PRODUCT MANAGEMENT, INC., as a Guarantor, TECH DATA FINANCE PARTNER, INC., as a Guarantor, SUNTRUST EQUITY FUNDING, LLC, (the “Lessor”), certain financial institutions parties thereto as lenders (collectively referred to as “Lenders” and individually as a “Lender”), and SUNTRUST BANK, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent” and as a lease participant (in such capacity, the “Lease Participant”)).

The terms of the Agreements have been amended to incorporate:

•	modifications to the financial covenants to align them with changes to the financial covenants in the Second Amended and Restated Credit Agreement dated as of March 7, 2005.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit 10-AAad - FIRST OMNIBUS AMENDMENT dated as of March 9, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

March 15, 2005	/s/ JEFFERY P. HOWELLS
Jeffery P. Howells
Executive Vice President &
Chief Financial Officer
Tech Data Corporation

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